EXHIBIT 23.2
                                                                    ------------


                                                       BORDEN LADNER GERVAIS LLP
                                            LAWYERS O PATENT & TRADE-MARK AGENTS
                                                             1000 CANTERRA TOWER
                                                           400 THIRD AVENUE S.W.
                                                        CALGARY, ALBERTA T2P 4H2
                                         TEL: (403) 232-9500 FAX: (403) 266-1395
                                                               WWW.BLGCANADA.COM

                                                                BRIAN E. ROBERTS
                                                     direct tel.: (403) 232-9512
                                                  e-mail: broberts@blgcanada.com
                                                          file no: 400069/000068


May 28, 2003


Precision Drilling Corporation
4200, 150-6th Avenue, S.W.
Calgary, Alberta, Canada T2P 3Y7


Ladies and Gentlemen:

Re:      Precision Drilling Corporation ("Precision")
         2003 Stock Option Plan


With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Precision on or about May 29, 2003 with regard to the 2003 Employee Stock Option Plan of Precision, we hereby consent to being named in the Registration Statement and to the inclusion of the reference in the Registration Statement to our opinion and to the use of our opinion. In giving consent, we do not thereby admit that we come within the category of persons whose consent is required by the SECURITIES ACT OF 1933 or the rules and regulation promulgated thereunder.


Yours truly,


BORDEN LADNER GERVAIS LLP

/s/ Borden Ladner Gervais